UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2017

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 9, 2017, the Company held its Regular Meeting of Members (the “Regular Meeting”).  Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 16,122,184 membership units or 63.4% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
15,384,114	129,712	244,265

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Scott A. Brittenham	15,427,875	608,597
Daniel R. Kueter	15,741,180	295,292
Charles M. Miller	15,722,816	313,656
Joshua M. Nelson	15,757,180	279,292
Troy L. Otte	15,772,181	264,291
Richard R. Peterson	15,721,962	314,510
JD Schlieman	15,757,180	279,292

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

For	Against	Abstain
15,601,917	177,996	234,047

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
15,137,972	426,284	415,873

5.

To cast a non-binding advisory vote on the frequency of the non-binding advisory votes on executive compensation.

One Year	Two Years	Three Years
14,857,135	343,986	569,752

As a result, each nominee listed in Proposal 2 was elected as a director of the Company, One Year was approved as the frequency of the advisory vote on executive compensation in Proposal 5, and Proposals 1, 3 and 4 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:   March 13, 2017